Exhibit 99.1

News Release

Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501

Air Products Completes Purchase of BOC Gazy from Linde

Air Products is Now the Largest Industrial Gas Supplier in Poland

LEHIGH VALLEY, Pa. (April 30, 2007) – Air Products (NYSE:APD) announced today that it has completed the acquisition of the industrial gas business of BOC Gazy Sp z o.o. from The Linde Group for 370 million euros or about $503 million. With this transaction, Air Products is now the leading industrial gas supplier in Central Europe’s fastest growing economy.

Air Products announced on January 8 its intention to acquire the BOC Gazy business and has since received clearance from the European and Polish regulatory authorities.

“This is a very compelling investment for Air Products,” said John McGlade, president and chief operating officer. “We now have the assets, infrastructure, people and management talent to take full advantage of the opportunities that come from having the leading position in one of the world’s fastest growing economies. Poland is the fourth largest recipient of foreign direct investment next to China, India and Brazil. Our combined operations are in the industrial heartland of the region where we can bring new applications and technology to drive quality, efficiency and performance in our customers’ businesses.”

The business, headquartered in Warsaw, has approximately 750 employees, five major industrial gas plants and six cylinder transfill facilities serving customers across a diverse range of industries, including chemicals, steel and base metals, among others. Combined with Air Products’ existing Polish business, 2006 sales were about 140 million euros or about $190 million.

Air Products operates in 15 countries throughout Europe, including the central and eastern European countries of the Slovak Republic, the Czech Republic, Russia and Poland.  Total European sales in Air Products’ 2006 fiscal year were approximately $2.6 billion.

Air Products (NYSE:APD) serves customers in industrial, energy, technology and healthcare markets worldwide with a unique portfolio of atmospheric gases, process and specialty gases, performance materials, and equipment and services. Founded in 1940, Air Products has built leading positions in key growth markets such as semiconductor materials, refinery hydrogen, home healthcare services, natural gas liquefaction, and advanced coatings and adhesives. The company is recognized for its innovative culture, operational excellence and commitment to safety and the environment and is listed in the Dow Jones Sustainability and FTSE4Good Indices. The company has annual revenues of $9 billion, operations in over 40 countries, and over 20,000 employees around the globe. For more information, visit www.airproducts.com.

NOTE: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date of this presentation regarding important risk factors. Actual performance and financial results may differ materially from those expressed in the forward-looking statements because of many factors, including those specifically referenced as future events or outcomes that the company anticipates as well as, among other things, overall economic and business conditions in Central and Eastern Europe and elsewhere different than those currently anticipated and demand for Air Products’ goods and services during that time; competitive factors in the industries in which it competes; natural or political interruption in ordinary sources of supply; the ability to recover unanticipated increased energy and raw material costs from customers; uninsured litigation judgments or settlements; changes in government regulations; consequences of acts of war or terrorism impacting the European and other markets; the effects of a pandemic or epidemic or a natural disaster; charges related to currently undetermined portfolio management and cost reduction actions; the success of implementing cost reduction programs or achieving synergies; the timing, impact, ability to complete and other uncertainties of future acquisitions or divestitures or unanticipated contract terminations; significant fluctuations in interest rates and foreign currencies from that currently anticipated; the impact of tax and other legislation and regulations in jurisdictions in which Air Products and its affiliates operate; the recovery of insurance proceeds; the impact of new financial accounting standards; and the timing and rate at which tax credits can be utilized. The company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this presentation to reflect any change in the company’s assumptions, beliefs or expectations or any change in events, conditions or circumstances upon which any such forward-looking statements are based.

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Media Inquiries:

(U.S.)
Beth Mentesana, tel: (610) 481-2459, e-mail: mentesbk@airproducts.com.

(Europe)
Guenaelle Holloway, tel: 44 (1932) 249245, e-mail: hollowg1@airproducts.com.

Investor Inquiries:

Nelson Squires, tel: (610) 481-7461, e-mail: squirenj@airproducts.com.